UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2012

Gladstone Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbrach Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note: On November 28, 2012, Gladstone Capital Corporation (the “Company”) filed a Current Report on Form 8-K (the “Current Report”). The Company is filing this amendment to the Current Report to remedy certain formatting and other errors that occurred during the filing process.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, George Stelljes III informed the management of the Company that he intends to resign as a director and the president, chief investment officer, and assistant secretary of the Company, although no effective date for the resignations has yet been determined. Mr. Stelljes will continue as an officer and director of Gladstone Management Corporation, the Company’s investment adviser, after such resignation is effective. Mr. Stelljes will also continue to perform his duties for the Company until his resignation is effective.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Stelljes’ intended resignation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K/A.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibit is being furnished with this Current Report on Form 8-K/A.

Exhibit 99.1 – Press Release issued by Gladstone Capital Corporation on November 28, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

November 29, 2012	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Gladstone Capital Corporation on November 28, 2012.